SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated October 27, 2010 entitled-"Silver Falcon Mining, Inc. (SFMI) Converts Inventory of Concentrates to Cash Revenue.."

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) CONVERTS INVENTORY OF CONCENTRATES TO CASH REVENUE

Murphy, Id- October 27, 2010-Silver Falcon Mining, Inc. (SFMI: OTCBB) has contracted to smelt and sell for CASH REVENUE its first shipment of Gold and Silver concentrate from its operation at the 100%  owned Diamond Creek Mill in Murphy, Idaho.

Arrangements have been made with a reputable smelting house for this first shipment and sale of five hundred eight pounds (508) of precious metal bearing concentrate, produced from the first 491 hours (approx. 20 days) of mill operations from May 17, 2010.  Concentrate is an amalgamation of metals including gold and silver; once smelted the true gold and silver values of this 508 pounds will be realized. This smelt will result in CASH REVENUE that Management believes will be inked in its 4th quarter of operations.

The Company continues to process ore and accumulate, in its vaults, inventories of concentrates, readying for future shipments.

Mr. Pierre Quilliam, President of Silver Falcon Mining, Inc., said, “We have completed the circle in the transformation of the tailings from War Eagle Mountain which began with the hauling of the Belle Peck adit tailings. These are very exciting times for us as we can now concentrate on increasing production at the mill. This will be achieved in two ways: First, we will now switch the production to the Oso tailing zone, a higher grade of ore currently being stockpiled in the Diamond Creek Mill yard. And, second, in order to increase production beyond the present 125 tpd (tons per day) capacity, the Company will be purchasing more plant equipment.” He further adds, “During our continued evaluations of the numerous shafts and vein structures throughout War Eagle Mountain, some exciting new discoveries have come to light and will generate forthcoming announcements.”

Silver Falcon Mining, Inc. is an exploration and development Company specializing in high-grade Gold and Silver mining properties in North America.

Further Information about this release and the ongoing operations at SFMI, contact Rich Kaiser, Investor Relations, 757-306-6090, www.silverfalconmining.com.

Silver Falcon Mining, Inc. cautions that the statements made in this press release constitute forward looking statements, and not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: October 27, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

2